Exhibit 10.3
Ball Corporation
2005 Deferred Compensation
Plan for Directors

Effective January 1, 2005

Ball Corporation 2005 Deferred Compensation Plan for Directors

Article I
Establishment and Purpose

Article II
Definitions

Article III
Eligibility and Participation

Article IV
Deferral Elections

Article V
Company Awards

Article VI
Valuation of Accounts; Deemed Investments

Article VII
Distribution and Withdrawals

Article VIII
Administration

Article IX
Amendment and Termination

Article X
Informal Funding

Article XI
Claims

Article XII
General Conditions

Article I
Establishment and Purpose

Ball Corporation (the “Company”) has maintained and will continue to maintain the Ball Corporation 2001 Deferred Compensation Plan, the Ball Corporation 2000 Deferred Compensation Company Stock Plan, and the Ball Corporation 2002 Deferred Compensation Plan for Directors (the “Grandfathered Plans”).

Effective January 1, 2005 the Company hereby adopts the Ball Corporation 2005 Deferred Compensation Plan for Directors (the “Plan”). The purpose of the Plan is to continue to provide Participants with an opportunity to defer receipt of part or all of the cash portion of annual incentive retainers, fees and other cash compensation in compliance with Internal Revenue Code Section 409A.

In addition, proposed Treasury regulations published on October 4, 2005 require the Company to adopt written amendments prior to December 31, 2005 with respect to items of transition relief described in Notice 2005-1 that expire on December 31, 2005. This Plan document is intended to satisfy the amendment requirements of the proposed regulations without the amendment constituting a “material modification” to the Grandfathered Plans. The Company expects to review and restate the Plan in 2006 in accordance with the extended transition relief deadlines set forth in the proposed regulations.

The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and to be an unfunded arrangement providing deferred compensation to Directors of the Company. The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a "top hat" plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded "top hat" plans.

Article II
Definitions

2.1
Account. Account means a bookkeeping account maintained by the Plan Administrator to record deferrals allocated to it by the Participant, the Company in the form of Company Awards (if any), returns on Deemed Investments, payments, and such other transactions, if any, that may be required to properly administer the Plan. Without limiting the Plan Administrator’s authority to establish Accounts as it deems necessary, Accounts may include, for each Participant, (a) Separation Accounts and/or (b) Specified Date Accounts. Such Accounts shall be used to determine the amount of benefits payable to a Participant or Beneficiary in accordance with the form of payment and timing requirements specified in the Participant’s Compensation Deferral Agreements and subject to the terms of the Plan. The Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and amounts credited thereto shall not be considered “plan assets” for federal income tax or ERISA purposes. Accounts under this Plan shall reflect only those amounts considered to be Deferrals as defined in this Plan. The provisions of this Plan shall apply only to such Accounts and shall not apply to any Grandfathered Plan accounts.

2.2
Account Balance. Account Balance means, with respect to any Account, the value on each Business Day of such Account. The Account Balance is determined as of the Payment Date (or Business Day next preceding the Payment Date if not on a Business Day) for the purpose of paying any benefit under the provisions of Article VII.

2.3
Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Account.

2.4
Beneficiary. Beneficiary means a person, estate, or trust designated by a Participant to receive benefits to which such Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if

a.	the Participant has not designated a person or trust as Beneficiary, or
b.	the designated Beneficiary(ies) has/have all predeceased the Participant.

2.5	Business Day. A Business Day is each day on which the New York Stock Exchange is open for business.

2.6
Change in Control. Change of Control shall have the meaning given to a “change in control” or similar term as defined in the trust established under Section 10.2. If such trust does not define “change in control” or a similar term, Change in Control shall have the same definition as the definition under Section 409A of the Code.

2.7
Code. Code means the Internal Revenue Code of 1986, as amended from time to time, the Treasury Department regulations issued thereunder, and applicable Notices, Revenue Rulings and similar guidance issued by the Internal Revenue Service.

2.8	Committee. Committee means the Deferred Compensation Committee of the Company.

2.9	Company. Company means Ball Corporation and its successors.

2.10
Company Award. Company Award means a credit by the Company to a Separation Account as specified by the Company in accordance with the provisions of Article V of the Plan. Company Awards are made or not made in the sole discretion of the Company and the fact that a Company Award is made in one year shall not obligate the Company to continue to make such Company Award in subsequent years.

2.11	Compensation. Compensation means, for purposes of this Plan, the non-equity portion of annual incentive retainer and other compensation and fees for services performed as a Director.

2.12
Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement submitted to the Plan Administrator in which a Participant (a) makes an election to defer Compensation in accordance with Article IV, (b) makes an Allocation Election with respect to his or her Accounts, (c) specifies the Accounts that will be credited with deferrals under the Agreement, (d) specifies the Payment Dates for each such Account and (e) specifies a Payment Schedule with respect to payments from each such Account. A Compensation Deferral Agreement is effective (and irrevocable, subject to the provisions of the Plan) with respect to a service period or Company Contribution as of the first day following the election period specified in Article IV or as provided under Treasury Department regulations. A Compensation Deferral Agreement remains in effect until modified in accordance with the Plan.

Notwithstanding the foregoing, and subject to the provisions of Section 3.3, the Plan Administrator may modify a Participant’s Compensation Deferral Agreement at any time to conform the Compensation Deferral Agreement and the Plan to applicable law. The Compensation Deferral Agreement will consist of an agreement prepared under the authority of the Plan Administrator which may be modified from time to time, consistent with the material terms of the Plan and the Plan Administrator’s authority as delegated by the HR Committee of the Board of Directors of the Company. A completed Compensation Deferral Agreement, and any modifications thereto authorized under the Plan, may be submitted to the Plan Administrator in paper or electronic form, under procedures prescribed by the Plan Administrator.

2.13	Death Distribution. Death Distribution shall mean the payment of the Participant’s Account Balances, to the Participant's Beneficiary(ies) in accordance with Article VII of the Plan.

2.14
Deemed Investment. A Deemed Investment means the conversion of a dollar amount of deferred Compensation and Company Awards (if any) credited to a Participant’s Deferred Compensation Account into notional shares or units of ownership (or a fraction of such measures of ownership, if applicable) of a security (e.g. mutual fund, company stock, or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, in the case of a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual security to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.15	Deferral. Deferral means a deferral of Compensation that is subject to the deferral election and payment requirements of Code Section 409A.

2.16
Deferred Compensation Account. Deferred Compensation Account means the Account maintained by the Plan Administrator that records the total amount of liability of the Company to a Participant at any point in time, and includes all unpaid Account Balances.

2.17	Director. Director means a non-employee Director of the Ball Corporation.

2.18	Effective Date. Effective Date means January 1, 2005 with respect to Deferrals occurring on or after such date.

2.19	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20
Investment Option. Investment Option means a notional investment approved by the Plan Administrator for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant's Account(s). The Participant has no legal or beneficial ownership in the security or other investment represented by the Investment Option.

2.21
Participant. Participant means a Director who: (a) has elected to defer Compensation in accordance with the Plan; (b) has received a Company Award; or (c) has a Deferred Compensation Account Balance greater than zero regardless of whether the Participant is still providing services as a Director. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.22	Payment Date. Payment Date means the date on which payments from an Account are scheduled to commence.

a.     Separation Accounts. A Participant may elect in a Compensation Deferral Agreement that establishes a Separation Account the number of years following Separation from Service when payment will be made from the Account (e.g., “Third year following Separation from Service”). The Payment Date is deemed to be January 1 of such year. If no Payment Date is designated, the Payment Date is January 1 of the year following the year in which the Participant Separates from Service.

b.     Specified Date Accounts. The Payment Date for a Specified Date Account is January 1 of the year specified for such Account.

c.     Death. In the event of the Participant’s death, the Payment Date for payments to Beneficiaries is January 1 of the year following the year in which the Participant died.

d.     Administration. Pursuant to Code Section 409A, payment will be treated as made upon the applicable Payment Date if the payment is made by the later of the first date it is administratively feasible to do so after such Payment Date or the end of the calendar year containing such Payment Date. The Plan Administrator shall adopt such administrative procedures as are necessary to reasonably ensure that payments scheduled for January 1 of a given year will be made after January 1 of such year and before February 15 of such year.

2.23
Payment Schedule. Payment Schedule means the form in which payments will be made from the Account established under the Plan. The Payment Schedule for an Account will be a single lump sum unless the Participant elects an alternative Payment Schedule at the time(s) and in the manner specified in this Plan.

A Participant may elect to receive a Separation Account or Specified Date Account (a) in a lump sum from 0% to 100% of the Account Balance, and (b) the balance, if any, in annual installments from two (2) to fifteen (15) years. If the lump sum is less than 100%, then (i) the lump sum and (ii) the series of annual installments will each be treated as separate Payment Schedules for purposes of the payment modification provisions of Section 4.6c.

A Death Distribution will be paid from each Account pursuant to the Payment Schedule in effect for each such Account.

Notwithstanding any Payment Schedule elected by a Participant, distributions shall not be made in such a manner as to cause the acceleration of a payment in violation of Code Section 409A. The Plan Administrator retains the authority to determine when and to what extent a payment option, unless modified, would result in acceleration of a payment and to make corresponding adjustments to the Participant’s Payment Schedule to avoid an impermissible acceleration.

2.24
Performance-Based Compensation. Performance-Based Compensation means Compensation based on services performed over a period of not less than twelve months and which meets the following requirements: (a) the payment of the Compensation or the amount of the Compensation is contingent upon the satisfaction of organizational or individual performance criteria that are established within the first 90 days of the performance period, and (b) the performance criteria are not substantially certain to be met at the time a Compensation Deferral Agreement is submitted to the Plan Administrator. Performance criteria may be subjective but must relate to the performance of the Participant, a Directors’ committee that includes the Participant or the Board of Directors as a whole. The determination that any subjective performance criteria have been met shall not be made by the Participant or by a family member of the Participant. Performance-Based Compensation does not include any amount or portion of any amount that will be paid regardless of performance or which is based on a level of performance that is substantially certain to be met at the time the criteria is established. The definition of Performance-Based Compensation shall at all times be applied consistently with the provisions of Code Section 409A, which are incorporated by reference.

2.25	Plan. Plan means the Ball Corporation Deferred Compensation Plan for Directors as documented herein and as may be amended from time to time hereafter.

2.26	Plan Administrator. Plan Administrator means the Deferred Compensation Committee of the Company.

2.27
Separation from Service. Separation from Service or Separates from Service shall mean a Participant’s termination of service with the Board of Directors of the Company for any reason. Whether a Separation from Service has occurred will be subject to Code Section 409A.

2.28	Separation Account. A Separation Account is an Account established to record amounts subject to payment upon Separation from Service as described in Section 4.6a.

2.29	Specified Date Account. A Specified Date Account is an Account established to record amounts subject to specified Payment Dates as described in Section 4.6b.

2.30
Unforeseeable Emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as defined in Prop. Treas. Reg. 1.409A-3(g)(3). The Plan Administrator, in its sole discretion and subject to the requirements of Code Section 409A, shall determine whether a Participant has experienced an Unforeseeable Emergency. Imminent foreclosure or eviction from the Participant’s or Beneficiary’s primary residence, the need to pay medical expenses, and funeral expenses of a spouse or dependent may constitute an Unforeseeable Emergency. The purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

Article III
Eligibility and Participation

3.1
Eligibility and Participation. All Directors shall be eligible to participate in this Plan. A Director becomes a Participant upon submission of a Compensation Deferral Agreement to the Plan Administrator.

3.2	Duration. A Participant shall be eligible to defer Compensation and receive allocations of Company Awards subject to the terms of the Plan as long as such Participant is a Director.

3.3
Revocation of Future Participation. Notwithstanding the provisions of Section 3.2, the Committee may, in its discretion, revoke such Participant’s eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant’s Deferred Compensation Account or other terms of this Plan.

3.4	Notification. Each Director shall be notified by the Plan Administrator, in writing, of the date of his or her initial eligibility to participate in this Plan.

Article IV
Deferral Elections

4.1
Deferral Elections. A Participant shall make Deferral elections by completing and submitting to the Plan Administrator the Compensation Deferral Agreement which shall specify the amount of the Deferral, Account designation for the Deferral (Specified Date Account or Separation Account), Allocation Election, Payment Date and Payment Schedule, as described in this Article IV. A Participant may establish up to six Accounts which may be designated as Separation Accounts or Specified Date Accounts.

4.2	Time of Election.

a.
Initial Eligibility. A Compensation Deferral Agreement that defers Compensation with respect to services to be performed subsequent to the election may be submitted to the Plan Administrator within 30 days after an individual becomes a Director.

Individuals who became Directors after January 1 of the calendar year may defer the non-equity portion of any annual incentive retainer for such calendar year. The election will be deemed to apply to services after the election if the maximum deferral is no greater than the portion of the Compensation equal to the total amount of the Compensation for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

If a Director does not submit a Compensation Deferral Agreement within the first 30 days of his or her eligibility to participate in the Plan, such Director may submit a Compensation Deferral Agreement at such other times as are specified in this Plan. Such Compensation Deferral Agreement shall constitute the initial deferral election with respect to any Separation Accounts and Specified Date Accounts established under such election.

b.
Subsequent Years. For any subsequent year, the Compensation Deferral Agreement containing the election to defer Compensation (other than Performance-Based Compensation described in Section 4.2c. below) for services performed during such year must be submitted to the Plan Administrator no later than December 31 of the preceding calendar year.

c.
Performance-Based Compensation. In the case of any Performance-Based Compensation based upon a performance period of at least 12 months, provided that the Participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the service provider makes an initial deferral election, an initial deferral election may be made with respect to such Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such Compensation has become both substantially certain to be paid and readily ascertainable. A Participant may elect to defer Performance-Based Compensation in his or her initial year of eligibility or any subsequent year, provided the requirements of this paragraph c. are satisfied.

d.
Automatic Renewals. The Plan Administrator may, in its discretion, provide for automatically renewable Compensation Deferral Agreements. An automatically renewable Compensation Deferral Agreement deferring annual incentive awards and other Compensation permitted by the Plan Administrator will remain in effect for all future calendar years and performance periods unless modified or revoked during the applicable enrollment period specified in a. through c. above.

e.
Awards Subject to Forfeiture. A Participant may elect to defer Compensation awarded during the calendar year, provided (i) the initial election with respect to such award is filed with the Plan Administrator no later than 30 days after the award is made, (ii) such award is subject to a substantial risk of forfeiture for a period of not less than thirteen (13) months from the date of the award and (iii) the award would, absent the deferral, be payable no later than 2-1/2 months following the calendar year in which such award is no longer subject to a substantial risk of forfeiture.

An election to defer Compensation after the 30-day period described above may be filed no later than a date that is twelve (12) months prior to the date on which such award or portion thereof is no longer subject to a substantial risk of forfeiture (the “vesting date”), provided that the payment under the Compensation Deferral Agreement occurs no earlier than five (5) years after the vesting date.

f.
2005 Elections. The Plan Administrator has the authority, effective January 1, 2005 to allow any or all Participants to make or modify a Compensation Deferral Agreement with respect to deferrals subject to Code Section 409A, which relate all or in part to services performed prior to December 31, 2005. Such election or modification must be filed with the Plan Administrator no later than March 15, 2005.

4.3
Amount of Deferral. The deferral election under a Compensation Deferral Agreement shall designate a dollar amount or whole percentage of Compensation to be deferred. The Plan Administrator may establish a minimum or maximum deferral amount for each component of Compensation and may permit separate elections for each component of Compensation.

4.4	Changes To A Deferral Election.

a.
Reductions for Withholding. A Participant’s Deferral Election may be reduced by such amount as is necessary to enable the Company to satisfy any deduction obligations of the Participant and the Company as are required by law, the requirements of any benefit programs sponsored by the Company and Company procedures. Such reductions shall not be required if the Participant makes alternative arrangements with the Company for payment of such amounts.

b.
Participant’s Right to Modify or Revoke. An election to defer Compensation described in Section 4.2b. may be modified or revoked no later than the day preceding the first day of the calendar year to which such election applies. An election to defer Performance-Based Compensation may be modified or revoked no later than the last day a deferral election may be filed under Section 4.2c with respect to such Compensation. Notwithstanding the foregoing, a Participant may revoke an election as provided in Section 4.4c. Modifications and revocations must be submitted during such times as are specified by the Plan Administrator.

c.
Unforeseeable Emergency. A Participant may revoke an election to defer Compensation during the calendar year in which such Compensation is earned (or, in the case of Performance-Based Compensation, after the deadline specified in the enrollment materials) in the case of (a) an Unforeseeable Emergency or (b) a hardship distribution to the Participant described in Treas. Reg. Section 1.401(k)-1(d)(3).

4.5	Allocation Elections. A Participant’s deferral election may also specify the Investment Options in which deferrals will be deemed to be invested in accordance with Section 6.2.

4.6	Payment Dates and Payment Schedules.

a.
Separation Payments. A Participant’s Compensation Deferral Agreement may designate one or more specified Payment Dates for payment of Deferrals after Separation from Service. The Plan Administrator shall create a Separation Account for each such Payment Date, to be credited with the portion of Deferrals allocated to such Separation Account. A Participant may maintain up to six Separation Accounts, reduced by the number of Specified Date Accounts established under paragraph 4.6b., below.

Payment will be made from a Separation Account as of the Payment Date and under the Payment Schedule designated by the Participant. The Participant may designate the Payment Date and Payment Schedule for a Separation Account no later than the applicable submission deadline described in Section 4.2 for the Compensation Deferral Agreement that establishes such Separation Account. If no Payment Date is specified, the Payment Date is the date specified in Section 2.22. If no Payment Schedule is specified, payment shall be made in a single lump sum.

Deferrals that are not allocated to a Separation Account or Specified Date Account under the terms of a Deferred Compensation Agreement will be allocated to the Separation Account with the earliest Payment Date. If a Participant has more than one Separation Account with the same Payment Date, the allocation will be made to the Separation Account with the shortest Payment Schedule. The determination of the Payment Date and Payment Schedules for purposes of this paragraph shall be determined at the time the Compensation Deferral Agreement authorizing the Deferral was filed with the Plan Administrator. If a Separation Account has not been established, the Administrator shall establish a Separation Account payable on January 1 of the year following Separation from Service and shall be payable in a single lump sum.

b.
Specified Date Payment. A Participant’s Compensation Deferral Agreement may designate specified Payment Dates which may occur no earlier than the minimum deferral period specified by the Plan Administrator from time to time. The Plan Administrator shall create a Specified Date Account for each Payment Date, to be credited with the portion of Deferrals allocated to such Specified Date Account under the Compensation Deferral Agreement. A Participant may maintain up to six Specified Date Accounts, reduced by the number of Separation Accounts established under paragraph 4.6a., above.

The Participant must designate a Payment Date and Payment Schedule for each Specified Date Account no later than the applicable submission deadline described in Section 4.2 for the Deferred Compensation Agreement that establishes the Specified Date Account. If a Payment Date is not specified, the Specified Date Account will be converted to a Separation Account and such Account will be paid in a single lump sum payable as of the January 1 following the date the Participant incurs a Separation from Service.

c.	Modification to Payment Date and/or Payment Schedule. The Participant may modify a Payment Date and/or a Payment Schedule for a Separation Account or Specified Date Account as follows:

i.
An existing Payment Date and/or Payment Schedule may be changed so long as (i) the election may not take effect until at least twelve (12) months after the date on which the election is made, (ii) the date that such election is submitted to the Plan Administrator is at least twelve (12) months prior to the current Payment Date, and (iii) the Payment Date after modification is at least five (5) years after the current Payment Date.

ii.
A modification that does not conform to the requirements of this paragraph c. shall be deemed not to have been made and will be disregarded by the Plan Administrator. In such a case, the Plan Administrator will pay benefits as of the Payment Date and under the Payment Schedule in effect prior to the nonconforming modification.

iii.
An election to change a Payment Date and/or a Payment Schedule is specific to the Account to which it refers, and shall not affect other Accounts or the ability of the Participant to designate new Payment Dates and Payment Schedules with respect to future Deferrals.

iv.	The modification of a Payment Date shall be further subject to the requirements of Code Section 409A.

d.
2005 and 2006 Modifications to Payment Elections. During 2005 and 2006, the Plan Administrator may, in its discretion, permit Participants to establish Separation Accounts and/or Specified Date Accounts, to designate a Payment Date and Payment Schedule for each such Account and to allocate existing Account balances among such Accounts. Participants may also be permitted to modify any Payment Date and/or Payment Schedule associated with a Separation Account or Specified Date Account. Elections may be filed with the Plan Administrator pursuant to this paragraph without regard to (i) the requirements in paragraph c., above and (ii) the prohibition on acceleration of payments under Code Section 409A.

Modification elections filed pursuant to this paragraph d. shall be subject to the following rules. A modification to a Payment Date scheduled in 2005 or 2006 must be filed prior to the scheduled Payment Date and no later than December 31, 2005. A modification to a Payment Date scheduled in 2007 or later must be filed no later than December 31, 2006. A modification filed on or after January 1, 2006 may not accelerate a payment from a later year into 2006. Subject to the foregoing limitations, the Plan Administrator has the authority to prescribe the time, manner and scope of any election to modify a Payment Date or Payment Schedule under the terms of this paragraph.

e.	Company’s Right to Modify. The Plan Administrator may modify a Payment Schedule election as necessary (and only as necessary) to conform the Payment Schedule to applicable law.

Article V
Company Contributions

5.1
Company Awards. The HR Committee of the Board of Directors may, in its sole and absolute discretion, authorize Company Awards to one, some, or all of the Participant(s) in an amount determined in the sole and absolute discretion of the Committee. A Company Award may be made at any time during the calendar year and may consist of “matching” contributions. The HR Committee of the Board of Directors shall be under no obligation to make contributions to the Plan unless the Company has entered into a separate agreement to make such contributions.

5.2
Vesting. Company Awards and the Deemed Investment earnings thereon, shall vest in accordance with the vesting schedule(s) established by the Plan Administrator at the time that the Company Award is made. The unvested portion shall be forfeited upon Separation from Service. The Committee may, at any time, in its sole discretion, increase a Participant’s vested interest in a Company Award or restore any forfeiture.

Article VI
Valuation of Accounts; Deemed Investments

6.1
Valuation. The valuation of a Participant’s Accounts will be adjusted as of each Business Day to reflect deferrals, earnings on Deemed Investments and distributions since the previous Business Day. The valuation of a benefit payable under Article VII will be determined as of the Business Day prior to the day payment is made from the Plan. The Plan Administrator may adopt such additional or alternative procedures as it may reasonably determine are appropriate for the valuation of Participant Accounts. Deferrals are credited to the Participant’s Accounts as of the date such Compensation would have otherwise been paid.

6.2
Allocation Elections. Participants may make an Allocation Election pursuant to which their Accounts will be credited with earnings on Deemed Investments. A Participant may make a new Allocation Election with respect to future deferrals or current Account Balances (or both), provided that such new allocations shall be in increments of one percent (1%) of each Account and apply to such Account Balance. Subject to restrictions on the timing and number of permitted changes to Allocation Elections within certain time periods (if any) established by the Plan Administrator, new Allocation Elections may be made on any Business Day, and will become effective on the same Business Day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following Business Day. All deferrals shall be credited to the appropriate Account and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the deferral date or as otherwise provided by the Plan Administrator.

6.3
Investment Options. Deemed Investments shall consist of a menu of Investment Options provided by the Plan Administrator. Investment Options do not represent actual ownership of, nor ownership rights in or to, the securities or other investments to which the Investment Options refer. The Plan Administrator, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any portion of an Account or new deferrals which has not been allocated or which cannot be allocated under a Participant’s Allocation Election shall be deemed to be invested in a money market fund or such other default Investment Option specified by the Plan Administrator. Such Investment Option shall have, as its primary objective, the preservation of capital.

6.4
Notional Investments. Notwithstanding anything in this section to the contrary, the Plan Administrator shall have the sole and exclusive authority to direct the investment of any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant’s Allocation Election and Deemed Investments shall be used solely for purposes of determining the value of such Participant’s Account Balances and the amount of the corresponding liability of the Company in accordance with this Plan.

Article VII
Distribution and Withdrawals

7.1
Separation Accounts. In the event that a Participant Separates from Service, any Separation Account will be paid to such Participant in accordance with the Payment Date and Payment Schedule elections in effect for each such Account. The amount of such payments shall be determined as of the Business Day preceding the date on which payment is made. In the event a Participant has elected installment payments, the installment payments shall be determined as set forth in Section 7.3 of the Plan.

7.2
Specified Date Accounts. Each Specified Date Account shall be paid in accordance with the Payment Date and Payment Schedule elections in effect for such Account. The amount of such payments shall be determined as of the Business Day preceding the date on which payment is made. In the event a Participant has elected installment payments, the installment payments shall be determined as set forth in Section 7.3 of the Plan.

7.3
Installment Payments. Installment payments will be made as of the applicable Payment Date and each anniversary thereof. The amount of an installment payment is the applicable Account Balance as of the Payment Date (or anniversary thereof) determined as of the Business Day preceding the date a payment is made divided by the remaining number of installments under the Payment Schedule.

7.4
Small Account Balance Lump Sum Payment. Anything to the contrary in this Plan notwithstanding, in the event that a Participant’s Deferred Compensation Account Balance is less than $25,000 as of the January 1 following the year in which the Participant Separates from Service, the Participant’s Accounts shall be paid in a single lump sum at the time specified in Section 2.22 and any form of payment election to the contrary shall be null and void. The amount of such payments shall be determined as of the Business Day preceding the date on which payment is made.

7.5
Death Distribution. In the event of a Participant’s death, the Participant’s Beneficiary shall be paid a Death Distribution as of the Payment Date specified in Section 2.22c and under the Payment Schedule in effect for each of the Participant’s Accounts. The amount of such payments shall be determined as of the Business Day preceding the date on which payment is made.

7.6
Unforeseeable Emergency. A Participant may request, in writing to the HR Committee of the Board of Directors, a withdrawal from his or her Accounts if the Participant experiences an Unforeseeable Emergency. Withdrawals of amounts because of an Unforeseeable Emergency are limited to the extent reasonably needed to satisfy the emergency need, which cannot be met with other resources of the Participant. The amount of such withdrawal shall be subtracted first from the vested portion of the Account with the latest Payment Date at the time of the withdrawal request and then from the Account with the next latest Payment Date until the withdrawal is completed. Values for purposes of determining the source of the withdrawal under this Section shall be determined on the date the HR Committee approves the amount of the Unforeseeable Emergency withdrawal, or such other date determined by the Plan Administrator.

7.7
Domestic Relations Order. Notwithstanding the Payment Dates and Payment Schedules selected by a Participant with respect to his or her Accounts and any other provision of this Plan, the Plan Administrator is authorized to divide such Participant’s Accounts with and distribute a portion of such Participant’s Accounts to one or more “alternate payees” at the time and in the manner specified in a court order described in Section 414(p)(1)(B) of the Code.

7.8
Permitted Delays. Notwithstanding the foregoing, the Company shall delay any payment to a Participant under the Plan upon the Plan Administrator’s reasonable anticipation of one or more of the following events:

a.
The making of the payment would violate a term of a loan agreement to which the Company or one of its subsidiaries is a party, or other similar contract to which the Company or one of its subsidiaries is a party, and such violation would cause material harm to the Company or one of its subsidiaries; or

b.	The making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment subject to this Section 7.8 shall be paid in accordance with Code Section 409A.

Article VIII
Administration

8.1
Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article XI.

8.2
Withholding. The Company shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

8.3
Indemnification. The Company shall indemnify and hold harmless each employee, officer, or director to whom or to which it delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Plan Administrator, the Committee and their agents against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company.

8.4
Expenses. The expenses of administering the Plan shall be paid by the Company. Notwithstanding the foregoing, the Committee may indirectly allocate expenses, in its discretion, to Participants through a reduction to any or all Participant Accounts.

8.5
Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

8.6
Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Article IX
Amendment and Termination

9.1
Amendment and Termination. The Plan is intended to be permanent, but the HR Committee of the Board of Directors of the Company may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. A termination of the Plan shall not, by itself, result in payments to Participants under the Plan, except to the extent permitted under Code Section 409A. Unless distributions are otherwise permissible under such regulations, payments to Participants shall be made at the times specified in a Participant’s Compensation Deferral Agreements and the terms of the Plan applicable to such Agreements prior to the Plan’s termination.

9.2
Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of deferrals under the Plan, Company Awards, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Plan Administrator, in its sole discretion, may declare null and void any Plan provision with respect to affected Participants that causes such Participant to be in constructive receipt of income. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Plan Administrator, in its sole discretion, may give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan. Nothing in this Section 9.2 shall be construed to limit the Plan Administrator or Company’s authority under applicable law to take any such action as may be necessary to accomplish the objective of the Plan to defer the recognition of compensation for the purpose of the taxation of income.

Notwithstanding any other provision of this Plan document or the provisions of any Compensation Deferral Agreement, a Participant will receive a distribution from the Plan in a single lump sum equal to the amount required to be included in income as a result of a violation of the terms and conditions of Code Section 409A and the Treasury Department Regulations promulgated thereunder.

Article X
Informal Funding

10.1
General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Company or a Rabbi Trust created for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments that the Company or its subsidiaries may make to aid the Company in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company, or any if its subsidiaries or affiliated companies and any Director, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

10.2
Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.

Article XI
Claims

11.1
Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (‘Claimant’).

a.
In General. Notice of a denial of benefits (other than Disability benefits) will be provided within 90 days of the Plan Administrator’s receipt of the Claimant's claim for benefits. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

b.
Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall (1) cite the pertinent provisions of the Plan document and (2) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a complete or partial denial of a Disability benefit claim, the notice shall provide a statement that the Plan Administrator will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

11.3
Legal Action. A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

11.4
Discretion of the Plan Administrator. All interpretations, determinations and decisions of the Plan Administrator with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

11.5	Administration Upon Change in Control.

Committee. For purposes of this Plan, the Committee shall be the Plan Administrator at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the Plan Administrator shall be an independent third party selected by the individual who, immediately prior to such event, was the Company’s CEO or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”); provided, however, the Committee, as constituted immediately prior to a Change in Control, shall continue to act as the Plan Administrator of this Plan until the date on which the independent third party selected by the CEO accepts the responsibilities of Plan Administrator under this Plan. Upon and after a Change in Control, the Plan Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust except benefit entitlement determinations upon appeal; provided, however, upon and after the occurrence of a Change in Control, the Plan Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Plan Administrator; (2) indemnify the Plan Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Plan Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Plan Administrator or its employees or agents; and (3) supply full and timely information to the Plan Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Plan Administrator may reasonably require. Upon and after a Change in Control, the Plan Administrator may only be terminated (and a replacement appointed) by the Ex-CEO or, if not so identified, the Company’s highest ranking officer prior to the Change in Control. Upon and after a Change in Control, the Plan Administrator may not be terminated by the Company.

Article XII
General Conditions

12.1
Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

12.2
No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. Notwithstanding the provisions of Section 9.2, the Company makes no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan or that the Plan complies in form or operation with Section 409A of the Code and regulations issued thereunder.

12.3	No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between a Director and the Company or any of its subsidiaries or affiliated companies.

12.4	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.5
Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

12.6	Governing Law. To the extent not preempted by ERISA, the laws of the State of Indiana shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the ___ day of _________, 2005 to be effective as of the Effective Date.

Ball Corporation

By: __________________________________________

Its: __________________________________________